Exhibit 99.1

   Pope Resources Reports Second Quarter Net Income of $4.8 Million

    POULSBO, Wash.--(BUSINESS WIRE)--July 30, 2007--Pope Resources (Nasdaq:POPEZ) reported net income of $4.8 million, or $1.01 per diluted ownership unit, on revenues of $15.3 million for the second quarter ended June 30, 2007. This compares to net income of $3.5 million, or 74 cents per diluted ownership unit, on revenues of $15.6 million for the comparable period in 2006.

    Net income for the six months ended June 30, 2007 totaled $5.7 million, or $1.19 per diluted ownership unit, on revenues of $22.1 million. Net income for the corresponding period in 2006 totaled $8.8 million, or $1.86 per diluted ownership unit, on revenues of $31.7 million.

    Earnings before interest, taxes, depreciation, depletion, and amortization (EBITDDA) for the quarter ended June 30, 2007 were $7.0 million, compared to $6.0 million for the second quarter of 2006. For the six months ended June 30, 2007, EBITDDA was $8.8 million, compared to $14.9 million for year-to-date 2006 results.

    "Our operating results for second quarter 2007 were higher than last year's comparable quarter primarily because our harvest volume increased by 36%, from 17 million board feet (MMBF) in 2006 to 23 MMBF in 2007," said David L. Nunes, President and CEO. "Log prices generally softened during the second quarter given the decline in domestic housing starts, but we were able to mitigate much of the impact of this trend by virtue of locking in second quarter prices earlier in the year when market sentiment was less bearish, and by shifting our harvest mix toward select markets where pricing remained healthier. As a result, our average realized log price increased by 4% during the quarter, from $603 per thousand board feet (MBF) in 2006 to $626 per MBF in 2007."

    For the first six months of 2007, Fee Timber operating income declined 5% to $9.7 million from $10.2 million in 2006. This decline was driven by a 16% drop in harvest volumes, from 39 MMBF in 2006 to 33 MMBF in 2007. This was offset somewhat by a 1% increase in the average realized log price, which rose from $606 per MBF in 2006 to $611 per MBF in 2007. Through the first half of 2007, we harvested 60% of our planned annual harvest volume, compared to the first half of 2006, when we harvested 71% of the total annual harvest volume.

    Our Timberland Management & Consulting segment posted a year-to-date operating loss of $0.3 million compared to income of $1.3 million in 2006. The decline in operating income from this segment is the result of fewer assets under management in 2007 and a timberland disposition fee earned in 2006 that was not repeated in 2007.

    Operating income for our Real Estate segment declined from $0.2 million for the first six months of 2006 to a $1.0 million loss for the comparable period in 2007. This anticipated decline is due to a significant reduction in the number of land sale closings in the first half of 2007 compared to the first half of last year. We expect to generate revenue from our Gig Harbor and Bremerton projects during the balance of 2007, but do not expect to reach the record level attained in 2006.

    The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 430,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; our ability to discover and to accurately estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

    Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be an important measure of operating profitability, particularly when comparing results between different timber-owning companies because there are varying methods of calculating depletion expense under GAAP. With different issuers employing various calculation methodologies, disclosure of EBITDDA can make it easier for the reader to make meaningful comparisons between the operating results and cash-generating capabilities of different timber companies.



            Pope Resources, A Delaware Limited Partnership
                              Unaudited

                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (all amounts in $000's, except per
                                             unit amounts)

                                Three months ended  Six months ended
                                     June 30,            June 30,
                                  2007      2006      2007     2006

Revenues                        $ 15,326  $15,610   $22,113  $ 31,693
Costs and expenses:
  Cost of sales                   (6,294)  (8,414)   (9,131)  (14,839)
  Operating expenses              (4,080)  (3,461)   (7,342)   (6,934)
                                --------- --------  -------- ---------
Operating income                   4,952    3,735     5,640     9,920
  Interest, net                       18     (217)       27      (526)
                                --------- --------  -------- ---------
Income before income taxes and
 minority interest                 4,970    3,518     5,667     9,394
Income tax provision                 (10)       8       (17)     (437)
                                --------- --------  -------- ---------
Income before minority interest    4,960    3,526     5,650     8,957
  Minority interest                 (145)      14        19      (119)
                                --------- --------  -------- ---------
Net income                      $  4,815  $ 3,540   $ 5,669  $  8,838
                                ========= ========  ======== =========

Average units outstanding -
 Basic                             4,685    4,641     4,675     4,638
                                ========= ========  ======== =========
Average units outstanding -
 Diluted                           4,786    4,753     4,776     4,750
                                ========= ========  ======== =========

Basic net income per unit       $   1.03  $  0.76   $  1.21  $   1.91
                                ========= ========  ======== =========
Diluted net income per unit     $   1.01  $  0.74   $  1.19  $   1.86
                                ========= ========  ======== =========




                     CONSOLIDATED BALANCE SHEETS
                       (all amounts in $000's)



                                              June 30,    December 31,
                                                2007          2006
                                             -----------  ------------
Assets:
  Cash                                       $     6,146   $     7,194
  Short term investments                          25,000        25,000
  Other current assets                            10,705         8,933
  Roads and timber                                95,814        98,110
  Properties and equipment                        42,207        39,026
  Other assets                                     1,490         2,019
                                             -----------  ------------
    Total                                    $   181,362   $   180,282
                                             ===========  ============
Liabilities and partners' capital:
  Current liabilities                        $    13,341   $    14,775
  Long-term debt, excluding current portion       29,543        30,866
  Other long-term liabilities                     46,867        47,036
                                             -----------  ------------
  Total liabilities                               89,751        92,677
  Partners' capital                               91,611        87,605
                                             -----------  ------------
    Total                                    $   181,362   $   180,282
                                             ===========  ============




            RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                       (all amounts in $000's)

                                  Three months ended  Six months ended
                                       June 30,           June 30,
                                    2007     2006       2007    2006

Net income                        $ 4,815  $  3,540   $ 5,669  $ 8,838
Added back:
  Interest, net                       (18)      217       (27)     526
  Depletion                         2,038     2,119     2,749    4,692
  Depreciation and amortization       197       175       399      359
  Income tax expense                   10        (8)       17      437
                                  -------- ---------  -------- -------
EBITDDA                           $ 7,042  $  6,043   $ 8,807  $14,852
                                  ======== =========  ======== =======




       RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                       (all amounts in $000's)

                                 Three months ended  Six months ended
                                      June 30,            June 30,
                                  2007     2006       2007     2006

Cash from operations             $ 7,718  $ 7,858    $ 6,907  $12,313
Added back:
  Change in working capital            -    1,522      2,368    5,682
  Interest                             -      217          -      526
  Deferred revenue                   260        -          -        -
  Minority interest                    -       13         19        -
  Deferred taxes                       -       36          -       19
  Income tax provision                10        -         17      437
Less:
  Change in working capital         (673)       -          -        -
  Interest                           (17)                (26)       -
  Deferred revenue                     -     (666)       (77)    (941)
  Cost of land sold                  (14)  (2,856)       (46)  (2,869)
  Equity based compensation         (103)     (72)      (361)    (195)
  Minority interest                 (145)       -          -     (120)
  Income tax provision                 -       (8)         -        -
  Other                                6       (1)         6        -
                                 -------- ---------  -------- --------
EBITDDA                          $ 7,042  $ 6,043    $ 8,807  $14,852
                                 ======== =========  ======== ========




                                          SEGMENT INFORMATION
                                        (all amounts in $000's)

                                 Three months ended  Six months ended
                                      June 30,            June 30,
                                   2007      2006      2007     2006

Revenues:
  Fee Timber                     $ 14,614  $10,449   $20,806  $24,173
  Timberland Management &
   Consulting (TM&C)                  356      544       708    2,568
  Real Estate                         356    4,617       599    4,952
                                 --------- --------  -------- --------
    Total                          15,326   15,610    22,113   31,693
EBITDDA:
  Fee Timber                        9,266    6,195    12,629   15,071
  TM&C                               (149)      71      (259)   1,250
  Real Estate                        (419)     629      (936)     324
  General & Administrative         (1,656)    (852)   (2,627)  (1,793)
                                 --------- --------  -------- --------
    Total                           7,042    6,043     8,807   14,852
Depreciation, depletion and
 amortization:
  Fee Timber                        2,122    2,181     2,916    4,825
  TM&C                                 20       20        41       36
  Real Estate                          43       43        87       77
  General & Administrative             50       50       104      113
                                 --------- --------  -------- --------
    Total                           2,235    2,294     3,148    5,051
Operating income/(loss):
  Fee Timber                        7,289    4,014     9,694   10,246
  TM&C                               (169)      37      (300)   1,333
  Real Estate                        (462)     586    (1,023)     247
  General & Administrative         (1,706)    (902)   (2,731)  (1,906)
                                 --------- --------  -------- --------
    Total                        $  4,952  $ 3,735   $ 5,640  $ 9,920
                                 ========= ========  ======== ========




                                        SELECTED STATISTICS

                              Three months ended    Six months ended
                              30-Jun-07 30-Jun-06  30-Jun-07 30-Jun-06
Log sale volumes (thousand
 board feet):
  Sawlogs
    Douglas-fir                 15,991    11,842     23,106    28,282
    Whitewood                    2,922     1,149      3,713     3,145
    Cedar                          575       227        635       586
    Hardwood                       878     1,144      1,007     1,706
  Pulp
    All species                  2,241     2,288      4,185     4,964
                              --------- ---------  --------- ---------
    Total                       22,607    16,650     32,646    38,683
                              ========= =========  ========= =========

Average price realizations
 (per thousand board feet):
  Sawlogs
    Douglas-fir                    638       665        630       675
    Whitewood                      477       452        480       443
    Cedar                        1,333     1,182      1,320       993
    Hardwood                       945       670        910       646
  Pulp
    All species                    398       260        430       255
    Overall                        626       603        611       606

Owned acres (A)                140,294   117,435    140,294   117,435
Acres under management         292,647   291,925    292,647   291,925
Capital expenditures ($000's) $  3,101  $  2,713   $  4,410  $  4,148
Depletion ($000's)            $  2,038  $  2,119   $  2,749  $  4,692
Depreciation ($000's)         $    197  $    175   $    399  $    359
Debt to total capitalization        25%       31%        25%       31%

(A) 2007 acres include 23,858 acres owned by ORM Timberfund I, LP.




                                                QUARTER TO QUARTER
                                                     COMPARISONS
                                                (Amounts in $000's
                                                except per unit data)

                                              Q2 2007 vs.  Q2 2007 vs.
                                                 Q2 2006     Q1 2007

                                                 Total        Total

Net income:
  2nd Quarter 2007                             $  4,815     $   4,815
  1st Quarter 2007                                                854
  2nd Quarter 2006                                3,540
                                               ----------   ----------
    Variance                                   $  1,275     $   3,961

Detail of earnings variance:
Fee Timber
  Log price realizations (A)                   $    520     $   1,085
  Log volumes (B)                                 3,592         7,264
  Depletion                                          81        (1,327)
  Production costs                                 (989)       (2,145)
  Other Fee Timber                                   68             4
Timberland Management & Consulting
  Management fee changes                            (77)           (1)
  Other Timberland Mgmnt & Consulting              (129)          (37)
Real Estate
  Land sales                                     (1,370)            -
  Other Real Estate                                 326           103
General & administrative costs                     (804)         (681)
Interest expense                                     96            38
Other (taxes, minority int., interest inc.)         (39)         (342)
                                               ----------   ----------
Total change in earnings                       $  1,275     $   3,961
                                               ==========   ==========


(A) Price variance calculated by extending the change in average realized price by current period volume.
(B) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.

    CONTACT: Pope Resources
             Tom Ringo, VP & CFO, 360-697-6626
             Fax: 360-697-1156